UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) SEPTEMBER 17, 1997

                     MID-AMERICA APARTMENT COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

        TENNESSEE                   1-12762               62-1543819
(State or other jurisdiction      (Commission          (I.R.S. Employer
     of incorporation)            File Number)         Identification No.)

             6584 POPLAR AVENUE, SUITE 340, MEMPHIS, TENNESSEE 38138
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (901) 682-6600

                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                         if changed since last report)

ITEM 5.  OTHER EVENTS

        On September 17, 1997, Mid-America Apartment Communities, Inc., a Tennessee corporation ("MAAC"), Mid-America Apartments, L.P., a Tennessee limited partnership ("MAALP"), and Flournoy Development Company, a Georgia corporation ("FDC") entered into an Agreement and Plan of Reorganization (the "Plan of Reorganization") dated as of September 17, 1997 pursuant to which FDC will merge with and into MAAC, (the "Merger") and MAAC and MAALP will acquire all the assets of FDC and certain affiliated entities (collectively, the "Flournoy Properties Group") through a series of merger, exchange and purchase transactions (the "Reorganization"). The Flournoy Properties Group owns and operates 29 multifamily apartment communities containing an aggregate of 7,255 apartment units located primarily in Georgia, Florida, South Carolina and Tennessee. Completion of the Reorganization is conditioned upon certain consents and approvals and certain other closing conditions. See "Terms of the Plan of Reorganization" below. Upon completion of the Reorganization, John F. Flournoy, the Chairman of the Board and Chief Executive Officer of FDC, will become a director of MAAC and W. Randall Jones, President of FDC, will become an advisory member of the MAAC board.

        In connection with the Reorganization, MAAC is hereby filing the following additional information regarding the business and properties of the Flournoy Properties Group to be acquired in the Reorganization. MAAC has filed the Plan of Reorganization with the SEC on Form 8-K on September 19, 1997, to which reference is hereby made.

GENERAL

        Unless otherwise indicated or as the context otherwise requires, references to the "Flournoy Properties Group" shall include the operations of FDC and entities affiliated with FDC which currently own the properties, land and other assets to be acquired by MAAC and MAALP in the Reorganization (the "Transaction Assets"). Any reference herein to the Flournoy Properties Group shall be deemed to mean MAAC and MAALP after Consummation of the Reorganization.

        The Flournoy Properties Group was formed in October 1967 and is a fully integrated operating company specializing in the development, construction, management and operation of multifamily apartment communities in midsize markets located in the southeastern United States. The Flournoy Properties Group owns and operates 29 multifamily apartment communities (the "Existing Communities") containing an aggregate of 7,255 apartment units located primarily in Georgia, Florida, South Carolina and Tennessee. During the past 19 years, the Flournoy Properties Group developed and constructed 26 of the 29 Existing Communities containing an aggregate of 7,039 apartment units (or approximately 97% of the total apartment units at the Existing Communities). The Existing Communities had an average age of 10 years as of June 30, 1997 and an average economic occupancy rate of 90.8% for the month of June 1997. As of June 30, 1997, the average monthly rental rate per apartment unit was $593, and the average size per apartment unit was 1,051 square feet.

        In addition to the Existing Communities, the Flournoy Properties Group owns six multifamily apartment communities under development (three of which are expansions of Existing Communities) that will add a total of 1,326 apartment units to the Flournoy Properties Group's portfolio (the "Development Communities"). The Existing Communities and the Development Communities are referred to collectively herein as the "Communities." At June 30, 1997, the Development Communities are under various stages of development and construction and are expected to be completed and stabilized over the next 18 months (a property is considered by the Flournoy Properties Group to have achieved stabilized occupancy upon the occurrence of (i) attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction, whichever is earlier). Upon completion of the Development Communities, the Flournoy Properties Group will own a total of 8,581 apartment units. The Flournoy Properties Group also owns three sites, consisting of 91 acres and contracts to purchase two sites, consisting of 86 acres, intended for the development and construction of five additional multifamily apartment communities (two of which are expansions of Existing Communities) which, if completed, are expected to contain a total of 1,308 apartment units (the "Development Rights"). The Flournoy Properties Group intends to commence the development and construction of all of the properties subject to Development Rights over the next 6 months. At June 30, 1997, the budgeted cost to complete the construction of the Development Communities and properties subject to Development Rights is approximately $33.7 million and $71.2 million, respectively.

        The Flournoy Properties Group's strategy generally is to develop and construct multifamily apartment communities for long-term ownership in midsize markets located primarily in the southeastern United States that meet the company's criteria for development opportunities. The Flournoy Properties Group is a fully integrated real estate organization with in-house development, construction and property management expertise. In addition, in-house development and construction capabilities enable the Flournoy Properties Group to (i) control development and construction costs, (ii) reduce operating maintenance and service expenditures and (iii) maximize the long-term investment value of the Communities.

        The Flournoy Properties Group is also engaged in third-party development, construction and management businesses (the "Third Party Businesses"). The Flournoy Properties Group has also developed and constructed a variety of other property types, including office buildings, light manufacturing plants, warehouses, and single-family homes. In addition to the development and construction of the Communities, the Flournoy Properties Group has, through the Third Party Businesses, developed and constructed 40 multifamily apartment communities since 1990 pursuant to a tax credit program established under
Section 42 of the Internal Revenue Code (the "Section 42 Properties"). The
Section 42 Properties will not be contributed to MAAC or MAALP pursuant to the Reorganization. The Section 42 Properties are managed by the Flournoy Properties Group pursuant to management contracts that are terminable on sixty-days notice, with or without cause or upon the sale of the Section 42 Property. The Flournoy Properties Group currently has contracts for the construction, development and management of two additional properties being developed under Section 42 of the Internal Revenue Code. The management contracts and additional Section 42 contracts will be assigned to an affiliate of MAALP in connection with the Reorganization.

COMPETITION

        All of the Communities are located in developed areas that include other apartment communities. The number of competitive communities in a particular area could have a material adverse effect on the Flournoy Properties Group's ability to lease apartments at the Communities or at any newly developed or acquired properties and on the rents charged by the Flournoy Properties Group. The Flournoy Properties Group may be competing with others that have greater financial and other resources than the Flournoy Properties Group and whose officers and directors have more experience than the Flournoy Properties Group's officers and directors. In addition, other forms of housing, such as single family homes, townhomes and condominiums provide alternatives to potential residents of high quality apartment complexes like the Communities.

ENVIRONMENTAL MATTERS

        Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination.

        The Flournoy Properties Group believes that the Communities are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. The Flournoy Properties Group has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties.

EMPLOYEES

        As of September 17, 1997, the Flournoy Properties Group employed approximately 670 persons, which constitute substantially all of the professional employees that are currently engaged in the multifamily residential property management, development and construction business of the Flournoy Properties Group. The Flournoy Properties Group believes that its relations with its employees are good.

REGULATION

        Apartment communities are subject to various laws, ordinances and regulations, including laws, ordinances and regulations related to fair housing, Americans with disabilities and building safety. The Flournoy Properties Group believes that each Community has the necessary permits and approvals to operate its business and that each Community is in material compliance with present laws, ordinances and regulations.

COMMUNITIES

        EXISTING COMMUNITIES. The Flournoy Properties Group constructed and developed 26 of the 29 Existing Communities during the past 19 years. The Flournoy Properties Group currently manages all of the Existing Communities, which contain an aggregate of 7,255 apartment units. As of June 30, 1997, the average age of the Existing Communities was approximately 10 years. The average economic occupancy rate of the Existing Communities for the month of June 1997 was 90.8%. As of June 30, 1997, the average monthly rental rate for the Existing Communities was $593 and the average size per apartment unit was 1,051 square feet. The Existing Communities offer high levels of features and amenities, such as clubhouses, exercise rooms, swimming pools and tennis courts. The majority of the apartment units offer features such as washer/dryers, fully-equipped kitchens with upgraded cabinets, dishwashers and microwave ovens, high ceilings, separate dining areas, individual storage and patios, sun porches and balconies.

The following table sets forth certain information regarding the Existing Communities.

                                                                                                           AVERAGE
                                                                                                          OCCUPANCY
                                                                               AVERAGE                     FOR THE        AVERAGE
                                                                NUMBER OF     APARTMENT                   MONTH OF      RENT AS OF
                                                                APARTMENT       SIZE          YEAR          JUNE          JUNE 30
         PROPERTY               LOCATION            MSA           UNITS       (SQ. FT.)     COMPLETED      1997(1)        1997(2)
-------------------------    -------------    ------------     ----------    ------------------------   -------------------------
ALABAMA
  Paddock Club Huntsville... Huntsville       Huntsville            200         1,058          1989          97%           $585
                                                                 ------         -----                       ----           ----
      Total Alabama                                                 200         1,058                        97%           $585
                                                                 ------         -----                        ---           ----
(2.8% of Total Units at all
Existing Communities)

GEORGIA
  2000 Wynnton ..........    Columbus         Columbus               72           917         1983(3)        96%           $430

  Fountain Lake(4).......    Brunswick        N/A                   100         1,180         1983           92             652

  Hidden Lake
    Phase I .............    Union City       Atlanta               160         1,070         1985           91             619

    Phase II ............    Union City       Atlanta               160           962         1987           87             606

  Hidden Oaks
    Phase I .............    Albany           Albany                128         1,032         1979           91             451

    Phase II ............    Albany           Albany                112         1,023         1980           87             448

  High Ridge ............    Athens           Athens                160         1,166         1987           81             755

  In The Pines
    Phase I .............    Augusta          Augusta               160         1,033         1979           96             507

    Phase II ............    Augusta          Augusta                96           927         1984           93             485

  Parkwalk ..............    College Park     Atlanta               124           909         1985           94             611

  Regency Club ..........    Albany           Albany                100           802         1983(3)        94             395

  Riverwind .............    Columbus         Columbus               44           916         1983(3)        90             431

  Southland Station
    Phase I .............    Warner Robins    Macon/Warner
                                              Robins                160         1,167         1987           93             643

    Phase II ............    Warner Robins    Macon/Warner
                                              Robins                144         1,172         1990           89             664
The Vistas ..............    Macon            Macon/Warner
                                              Robins                144         1,068         1985           91             599

  Three Oaks Phase I ....    Valdosta         N/A                   120         1,033         1983           95             528

    Phase II ............    Valdosta         N/A                   120         1,077         1984           88             545

  Westbury Creek ........    Augusta          Augusta               120           892         1984           89             532

  Westbury Springs ......    Lilburn          Atlanta               150           918         1983           95             616

  Whispering Pines
    Phase I..............    LaGrange         N/A                   120         1,033         1982           89             547

    Phase II.............    LaGrange         N/A                    96         1,027         1984           92             545

  Whisperwood
    Whisperwood .........    Columbus         Columbus              506         1,207        1981-86         95             592

    Whisperwood Spa &
      Club...............    Columbus         Columbus              348         1,092         1988           90             589

  Wildwood
    Phase I..............    Thomasville      N/A                   120         1,033         1980           90             493

                                                                                                           AVERAGE
                                                                                                          OCCUPANCY
                                                                               AVERAGE                     FOR THE        AVERAGE
                                                                NUMBER OF     APARTMENT                   MONTH OF      RENT AS OF
                                                                APARTMENT       SIZE          YEAR          JUNE          JUNE 30
         PROPERTY               LOCATION            MSA           UNITS       (SQ. FT.)     COMPLETED      1997(1)        1997(2)
-------------------------    -------------    ------------     ----------    ------------------------   -------------------------
    Phase II.............    Thomasville      N/A                    96         1,054         1984           89             521

  Willow Creek(5) .......    Columbus         Columbus              285           866        1971-77         88             463
                                                                  -----         -----                        --            ----
         Total Georgia                                            3,945         1,045                        91%           $562
                                                                  -----         -----                        --            ----
         (54.4% of Total Units at All Existing
           Communities)
FLORIDA
  Paddock Club
   Jacksonville
    Phase I..............    Jacksonville     Jacksonville          200         1,080         1989           92%           $700

    Phase II ............    Jacksonville     Jacksonville          120         1,102         1996           95             725

  Paddock Club Lakeland
    Phase I .............    Lakeland         Lakeland              200         1,089         1988           92             639

    Phase II ............    Lakeland         Lakeland              264         1,073         1990           91             641
  Paddock Club
    Tallahassee
    Phase I .............    Tallahassee      Tallahassee           192         1,083         1990           74             688

    Phase II ............    Tallahassee      Tallahassee           112         1,114         1995           81             693

  Paddock Park Ocala
    Phase I .............    Ocala            Ocala                 200         1,011         1986           85             609
    Phase II ............    Ocala            Ocala                 280         1,037         1988           90             656
                                                                    ---         -----                        --             ---
         Total Florida...                                         1,568         1,068                        87%           $663
                                                                  -----         -----                        --            ----
         (21.5% of Total Units at All Existing
           Communities)
SOUTH CAROLINA
  Paddock Club Columbia
    Phase I .............    Columbia         Columbia              200         1,094         1989           89%           $675

    Phase II ............    Columbia         Columbia              136         1,064         1995           88             720

  Paddock Club
    Greenville ..........   Greenville        Greenville/
                                              Spartanburg           208         1,020         1996           89             688

  Park Place.............   Spartanburg       Greenville/
                                              Spartanburg           184         1,061         1987           87             606
                                                                  -----         -----                        --             ---
         Total South Carolina                                       728         1,074                        88%           $670
                                                                  -----         -----                        ---           ----
         (10.0% of Total Units at All
          Existing Communities)

TENNESSEE
  River Trace
    Phase I..............    Memphis         Memphis                244           843         1981           95%           $495

    Phase II.............    Memphis         Memphis                196           994         1985           95             530

  Windridge..............    Chattanooga     Chattanooga            174         1,372         1984           95             643
                                                                  -----         -----                        --             ---
      Total Tennessee ...                                           614         1,041                        95%            548
                                                                  -----         -----                        ---            ---
      (8.5% of Total Units at All
        Existing Communities)

KENTUCKY
  Paddock Club Florence...   Florence        Cincinnati             200         1,035        1994            93             710
                                                                  -----         -----                        --             ---
         Total Kentucky...                                          200         1,035                        93             710
                                                                  -----         -----                        --             ---
         (2.8% of Total Units at All
          Existing Communities)

         Total For All States                                     7,255         1,051                       90.8            593
                                                                  =====

----------
(1) Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt divided by gross potential rent for the entire period, expressed as a percentage.

(2) Average rent is defined as gross potential rent divided by number of apartment units available for rent.

(3) These Communities were acquired by the Flournoy Properties Group from a third party in 1983 and have been extensively renovated since the date of acquisition.

(4) Data presented does not reflect lease of 10,052 square feet at this Community for commercial use. As of June 30, 1997, monthly rent for such commercial space was $8,810.

(5) Data presented does not reflect lease of 1,500 square feet at this Community to a non-profit organization for nominal rent.

One of the Communities (Whisperwood) accounted for 10.6% of the Flournoy Properties Group's revenue for the six month period ended June 30, 1997. The average economic occupancy for Whisperwood (presented in the aggregate for both Whisperwood Phase I and Whisperwood Spa) for the years ended 1993, 1994, 1995, 1996 and the six month period ended June 30, 1997 was 94.7%, 94.8%, 91.1%,
89.5% and 93.1%, respectively, and the average monthly rent for each of such periods was $525, $541, $561, $578 and $587, respectively. No resident holds a lease for ten percent or more of the rentable units at Whisperwood.

        DEVELOPMENT COMMUNITIES. The Flournoy Properties Group will continue the development and construction of six new properties (three of which are expansions of Existing Communities) which, if completed, will contain a total of 1,326 apartment units. At June 30, 1997, the Development Communities are under various stages of development and construction and are expected to be completed and stabilized over the next 18 months. In analyzing a particular development opportunity, the Flournoy Properties Group establishes a target yield of generally between 10% and 13%.

   The following table sets forth certain information regarding the Development Communities as of June 30, 1997:

                                                                                             CAPITALIZED
                                                                DATE                        COSTS INCURRED                 BUDGETED
                                                   NUMBER OF   FIRST                           THROUGH       BUDGETED      YIELD ON
                                                   APARTMENT   UNITS       ANTICIPATED        JUNE 30,     CAPITALIZED  CAPITALIZED
      PROPERTY         LOCATION           MSA        UNITS   AVAILABLE  STABILIZATION(1)(2)    1997(3)        COSTS(4)      COSTS(5)
------------------ ---------------   ----------   ---------- ---------- ------------------- -------------   ------------   ---------
ALABAMA
Paddock Club
 Huntsville II ..  Huntsville        Huntsville       192     11/1/97           9/30/98       $1,146,085    $ 10,487,328      11.3%

FLORIDA
Paddock Club
 Brandon ........  Brandon           Tampa            308      2/1/97           8/31/97       17,411,477      17,411,477      11.1

Paddock Club
 Jacksonville
 Phase III ......  Jacksonville      Jacksonville     120      8/1/97           3/31/98        4,048,445       6,771,369      12.3

Paddock Club
 Mandarin .......  Jacksonville      Jacksonville     288     10/1/97          12/31/98        2,272,051      16,284,921      11.7

GEORGIA
Terraces at
 Towne Lake .....  Cherokee County   Atlanta          264     11/1/96           8/31/97       15,885,557      15,554,556      11.0
Whisperwood
 Spa II .........  Columbus          Columbus         154     11/1/97           6/30/98          523,174       8,129,385      12.5
                                                      ---                                        -------       ---------
Total for All
 States..........                                   1,326                                    $41,286,789    $ 74,970,037
                                                  =======                                    ===========    ============

----------
(1) Such dates are based upon the Flournoy Properties Group's planning estimates and forecasts and therefore are subject to change.

(2) A property is considered by the Flournoy Properties Group to have achieved stabilized occupancy upon the occurrence of (i) attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction, whichever is earlier.

(3) Capitalized Costs is defined as the Flournoy Properties Group's capitalized costs determined in accordance with generally accepted accounting principles ("GAAP"). Such costs include land acquisition costs, governmental and quasi-governmental fees, out-of-pocket construction costs, architectural and engineering fees, on-site supervision costs, real estate taxes, interest and loan fees and other costs associated with construction. Such costs do not include contractor and development fees paid to the Flournoy Properties Group or any allocation of corporate overhead. There can be no assurance that actual costs will not be significantly higher than budgeted costs.

(4) Budgeted Capitalized Costs given for each Development Community consist of the Flournoy Properties Group's Capitalized Costs incurred through June 30, 1997 as well as budgeted capitalized costs for the period thereafter to develop such property.

(5) Budgeted Yield on Capitalized Costs consists of estimated annual Property Net Operating Income for the particular Development Property at stabilization expressed as a percentage of the Budgeted Capitalized Costs for the particular Development Property. The estimated annual Property Net Operating Income of a particular Development Property consists of gross potential rent from the Development Property to be achieved based on current rents prevailing in the respective Development Property's local market (without adjustment for potential growth factors) minus (a) estimated vacancy losses, model expenses and bad debt, and (b) estimated property operating and maintenance expenses. There can be no assurance that the Flournoy Properties Group will complete the Development Properties, that the Flournoy Properties Group's budgets, leasing, occupancy or Property Net Operating Income estimates will be realized or that future developments will realize comparable returns.

The forward-looking information set forth in the table and paragraph above is based upon a number of estimates and assumptions that are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond the Flournoy Properties Group's control. The actual development cost, completion date and stabilization date of any project will be dependent upon a variety of factors beyond the control of the Flournoy Properties Group including, for example, labor and other personnel costs, material costs, weather conditions, government fees and leasing rates.

        DEVELOPMENT RIGHTS. The Flournoy Properties Group will also own sites intended for the development and construction of three additional multifamily apartment properties and additions to two Existing Properties which, if completed, are expected to contain a total of 1,308 apartment units. The Flournoy Properties Group intends to commence the development and construction of the properties subject to Development Rights over the next 6 months.

   The following table sets forth certain information regarding the Development Rights as of June 30, 1997:

                                                                                                          CAPITALIZED
                                                 NUMBER                                                  COSTS INCURRED
                                                   OF      ESTIMATED DATE   ESTIMATED DATE  ANTICIPATED     THROUGH       BUDGETED
                                                APARTMENT  OF CONSTRUCTION    FIRST UNITS     STABILI-      JUNE 30,     CAPITALIZED
        PROPERTY       LOCATION        MSA       UNITS     COMMENCEMENT(1)   AVAILABLE(1)   ZATION(1)(2)    1997(3)        COSTS(4)
-------------------   -----------  ----------  ---------  ---------------- --------------- -------------  -------------   ----------
FLORIDA
Paddock Club
 Brandon II .......   Brandon      Tampa           132         1/1/98           6/1/98        1/31/99       765,707        7,676,250

Paddock Club
  Gainesville(5) ..   Gainesville  Gainesville     264        9/15/97           1/1/98        1/31/99       190,938       15,734,061

GEORGIA
Terraces at
 Fieldstone .......   Conyers      Atlanta         316        9/15/97           1/1/98        4/30/99     1,394,906       17,294,040

Terraces at
 Cascade(5) .......   Atlanta      Atlanta         360        9/22/97           2/1/98        5/31/99       241,146       21,021,500
                                                                                                                          13,387,933
Terraces at Towne
 Lake II ..........   Cherokee
                       County      Atlanta         236        10/1/97           3/1/98        2/28/99     1,347,693
                                                 -----                                                    ---------      -----------
  Total for
   All States .....                              1,308                                                   $3,940,390      $75,113,784
                                                 =====                                                   ==========      ===========

----------
(1) Such dates are based upon the Flournoy Properties Group's planning estimates and forecasts and therefore are subject to change.

(2) A property is considered by the Flournoy Properties Group to have achieved stabilized occupancy upon the occurrence of (i) attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction, whichever is earlier.

(3) Capitalized Costs is defined as the Flournoy Properties Group's capitalized costs determined in accordance with GAAP. Such costs include land acquisition costs, governmental and quasi-governmental fees, out-of-pocket construction costs, architectural and engineering fees, on-site supervision costs, real estate taxes, interest and loan fees and other costs associated with construction. Such costs do not include contractor and development fees paid to the Flournoy Properties Group or any allocation of corporate overhead.

(4) Budgeted Capitalized Costs given for the properties subject to Development Rights consist of the Flournoy Properties Group's Capitalized Costs incurred through June 30, 1997 as well as budgeted Capitalized Costs for the period thereafter to develop such property. There can be no assurance that actual costs will not be significantly higher than budgeted costs.

(5) These properties subject to Development Rights are currently under contract for purchase. The closing of such purchase contracts is subject to customary closing conditions.

    The forward-looking information set forth in the table and paragraph above is based upon a number of estimatesandassumptions that are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond the Flournoy Properties Group's control. The actual development cost, completion date and stabilization date of any project will be dependent upon a variety of factors beyond the control of the Flournoy Properties Group including, for example, labor and other personnel costs, material costs, weather conditions, government fees and leasing rates.

TERMS OF THE PLAN OF REORGANIZATION

GENERAL

    The Plan of Reorganization generally provides for the acquisition by MAAC and its subsidiaries, including MAALP, of the Reorganization Assets through a series of merger, exchange and purchase transactions. The terms and conditions of the Plan of Reorganization are set forth in the Agreement and Plan of Reorganization, dated September 17, 1997, by and among FDC, MAAC and MAALP, which has been filed with the SEC with a Current Report on Form 8-K on September 19, 1997, to which reference is hereby made. The following is a summary of the material terms of the Plan of Reorganization.

CONSIDERATION FOR REORGANIZATION

      As consideration for the transfer of the Transaction Assets to MAAC and MAALP upon consummation of the Reorganization, MAAC shall issue to the FDC Shareholders an aggregate of 1,556,510 shares of MAAC Common Stock as consideration for the Merger, and MAALP shall issue to the partners of the several partnerships holding the remaining assets included in the Flournoy Properties Group an aggregate of 481,704 Class A Common Units of limited partnership interest in MAALP. In addition, in connection with the Reorganization, MAAC and MAALP are obligated under the Plan of Reorganization to prepay at the time of closing the Prepaid Mortgage Debt, Credit Line Debt and Construction and Development Debt (as defined in the Plan of Reorganization), and shall assume (either expressly or by operation of law) the Retained Mortgage Debt (as defined in the Plan of Reorganization). Finally, MAALP shall acquire the Cash-Out Properties for an aggregate of approximately $29.6 million cash.

NON-SOLICITATION

    FDC has agreed that it will not, directly or indirectly, through any officer, director, partner, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiry or the making of any proposal that constitutes, or may reasonably be expected to lead to, any FDC Competing Reorganization (as defined in the Plan of Reorganization), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiry or with a view toward soliciting or consummating a FDC Competing Reorganization, or agree to or endorse any FDC Competing Reorganization, or authorize or knowingly permit any of the officers, directors, partners or employees of such party or any of its Affiliates or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's Affiliates to take any such action. FDC must also notify MAAC of all the relevant details relating to all inquiries and proposals which FDC or any officer, director, partner, agent or other person may receive relating to any such matters.

    MAAC has agreed that it shall not, without the prior written consent of FDC, directly or indirectly, through any officer, director, agent or otherwise, negotiate, undertake or consummate a MAAC Competing Reorganization (as defined in the Plan of Reorganization).

    The non-solicitation obligations of FDC and MAAC described above will terminate if the Plan of Reorganization is terminated in accordance with its terms.

REPRESENTATIONS AND WARRANTIES

    The Plan of Reorganization contains various customary representations and warranties relating to, among other things: (a) due incorporation, organization, etc. of FDC, MAAC and MAALP and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Plan of Reorganization and any other agreements contemplated thereby; (c) certain financial statements of FDC and reports filed by MAAC under the Securities Exchange Act of 1934; (d) conduct of business in the ordinary course and the absence of certain changes or events that would have a material adverse effect on the business, results of operations, business or prospects of FDC, MAAC or MAALP; (e) properties; (f) environmental matters; (g) retirement and other employee benefit plans; (h) litigation; and (i) taxes.

CONDITIONS TO COMPLETION OF THE REORGANIZATION

    Completion of the Reorganization is subject to the satisfaction of the conditions set forth below (the "Closing Conditions"). If any of the Closing Conditions set forth below is not satisfied, the Reorganization will not be completed, except as described below.

    CLOSING ON OR BEFORE DECEMBER 31, 1997. Either party may terminate the Plan of Reorganization if the Reorganization is not consummated on or before December 31, 1997.

    REPRESENTATIONS AND WARRANTIES. The Representations and Warranties of FDC on the one hand, and MAAC and MAALP on the other hand, made in the Plan of Reorganization shall be true, complete and correct as of the Closing Date.

    NO MATERIAL ADVERSE CHANGE. Since the date of the Plan of Reorganization, there shall not have been any material adverse change, circumstance or event in the assets, business or prospects of FDC, MAAC or MAALP.

    NO INJUNCTION. There shall not be in effect any order which enjoins or prohibits consummation of the Reorganization.

    THIRD PARTY CONSENTS. The Reorganization will not be completed in whole or as to any property if all required third-party consents are not obtained, including the consents of the existing lenders having a security interest therein, or if adverse circumstances arise with respect to such property, such as, but not limited to, the occurrence or discovery of adverse physical conditions respecting land or improvements, or the condemnation or destruction of such property, unless FDC and MAAC determine, in their sole discretion, that it is in its best interests to effectuate the Reorganization in whole or as to any such property.

AMENDMENT

    The Plan of Reorganization may be amended only by the mutual written consent of the parties.

EXPENSES

    The expenses incurred in the consummation of the transactions contemplated in the Reorganization of the transactions contemplated in the Plan of Reorganization shall be paid by MAAC or MAALP. In the event the Plan of Reorganization is terminated prior to the Closing, each party thereto shall pay its own expenses incident to the Plan of Reorganization and the transactions contemplated thereby, including all legal and accounting fees and disbursements.

TERMINATION; REMEDIES; BREAK-UP FEE

    The Plan of Reorganization may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing Date in the following circumstances:

        (i) by the mutual written consent of FDC and MAAC;

        (ii) by either FDC or MAAC and MAALP if the other party (or parties in the case of MAAC and MAALP) shall have materially breached any covenant, representation or warranty under the Plan of Reorganization or failure of any condition to such party's obligation to close and such breach or failure shall not have been remedied within 10 business days after receipt by such party of a notice in writing from the non-breaching and non-failing party specifying the breach or failure and requesting such be remedied; or

        (iii) by FDC or MAAC if the Closing has not taken place by December 31, 1997 (subject to extension as provided in the Plan of Reorganization), at any time thereafter.

CONTINGENT VALUE SHARES

    In connection with the Merger, the shareholders of FDC (the "FDC Shareholders") will receive the right (the "Contingent Value Rights") to receive additional shares of MAAC Common Stock (the "Contingent Value Shares") in accordance with each such FDC Shareholder's respective ownership percentage in FDC, based upon the combined entity's Funds from Operations (as defined in the Plan of Reorganization) in the years 1998, 1999 and 2000. The FDC Shareholders will have the right to transfer all or any portion of the Contingent Value Rights held by the FDC Shareholders to any other person without the consent or approval of MAAC. In addition, the Contingent Value Rights will be deemed fully earned upon a Major Reorganization or Change in Control (as such terms are defined in the Plan of Reorganization) of MAAC. The Contingent Value Shares will be earned over a period of three years, as follows:

        (a) If the Adjusted FFO Per Share (as defined herein) for calendar year 1998 exceeds $3.15, MAAC shall issue to the FDC Shareholders, on or before March 15, 1999, Contingent Value Shares having an aggregate value as of December 31, 1998 of $2,500,000 (the "1998 Contingent Value Shares");

        (b) If (i) the Adjusted FFO Per Share for calendar year 1999 exceeds $3.32 or (ii) the aggregate Adjusted FFO Per Share for calendar years 1998 and 1999 exceeds $6.47, MAAC shall issue to the FDC Shareholders, on or before March 15, 2000, Contingent Value Shares having an aggregate value as of December 31, 1999 of $2,500,000 (the "1999 Contingent Value Shares");

        (c) If (i) the Adjusted FFO Per Share for calendar year 2000 exceeds $3.61 or (ii) the aggregate Adjusted FFO Per Share for calendar years 1998, 1999 and 2000 exceeds $10.08, MAAC shall issue to the FDC Shareholders, on or before March 15, 2001, Contingent Value Shares having an aggregate value as of December 31, 2000 of $2,500,000 (the "2000 Contingent Value Shares");

        (d) If the 1998 Contingent Value Shares are not issued pursuant to subparagraph (a) above and either (i) the aggregate Adjusted FFO Per Share for calendar years 1998 and 1999 exceeds $6.47 or (ii) the aggregate Adjusted FFO Per Share for calendar years 1998, 1999 and 2000 exceeds $10.08, MAAC shall issue to the FDC Shareholders, on or before March 15, 2000, if such Contingent Value Shares are issued pursuant to clause (i) of this paragraph (d), or March 15, 2001, if such Contingent Value Shares are issued pursuant to clause (ii) of this paragraph (d), Contingent Value Shares having an aggregate value as of December 31, 1999 or December 31, 2000, respectively, of $2,500,000 (the "1998 Make-Up Shares"), in addition to the 1999 Contingent Value Shares, 2000 Contingent Value Shares and/or 1999 Make-Up Shares (as defined herein) which may have been issued pursuant to subparagraphs (b), (c) and (e) hereof; and

        (e) If the 1999 Contingent Value Shares are not issued pursuant to subparagraph (b) above and either (i) the aggregate Adjusted FFO Per Share for calendar years 1999 and 2000 exceeds $6.93 or (ii) the aggregate Adjusted FFO Per Share for calendar years 1998, 1999, and 2000 exceeds $10.08, MAAC shall issue to the FDC Shareholders, on or before March 15, 2001, Contingent Value Shares having an aggregate value as of December 31, 2000 of $2,500,000 (the "1999 Make-Up Shares"), in addition to any 1998 Contingent Value Shares, 2000 Contingent Value Shares and/or 1998 Make-Up Shares which may have been issued pursuant to subparagraphs (a), (c) and (d) hereof.

    FDC and MAAC established the target FFO Per Share amounts set forth above based upon a projected balance sheet of the combined entity, including the following assumptions set forth therein: (i) the projected number of outstanding shares of MAAC Common Stock, which includes MAAC Common Stock issuable upon conversion of Class A Common Units (the "Outstanding Share Assumption"); (ii) the projected number of outstanding shares of Series A Preferred Stock of MAAC;
(iii) the leverage, capital structure, debt structure, and amount of outstanding debt of the combined entity; (iv) debt amortization payments; (v) interest rates; and (vi) the mix between acquisition and development properties (the assumptions described in clauses (ii) through (vi) of this paragraph, together with similar assumptions reflected in the projected balance sheet of the combined entity, are herein collectively referred to as the "Financial Assumptions"). In the event the number of the outstanding shares of MAAC Common Stock during any calendar year 1998, 1999, or 2000 differ from the Outstanding Share Assumption, then the FFO Per Share for such calendar year shall be adjusted to the extent necessary to reflect the FFO Per Share which would have been realized during such calendar year if the Outstanding Share Assumption was correct for such calendar year. In the event the balance sheet of MAAC and MAALP or any other facts or circumstances during any calendar year 1998, 1999 or 2000 differ from the Financial Assumptions set forth in the projected balance sheet of the combined entity and result in a lesser FFO Per Share, then the FFO Per Share for such calendar year will be increased to the extent necessary to reflect the increased FFO Per Share which would have been realized during such calendar year if the Financial Assumptions were correct for such calendar year (such adjusted FFO Per Share is hereinafter referred to as the "Adjusted FFO Per Share"). If the designated representative of the FDC Shareholders (the "Contingent Value Representative") determines that there has been a change of circumstances that has changed the Outstanding Share Assumption or Financial Assumptions, then MAAC shall cause a new projected balance sheet of the combined entity and recomputation of Adjusted FFO Per Share to be prepared. The Contingent Value Representative and MAAC will use their reasonable best efforts to agree upon all numbers in the new projected balance sheet and upon the Adjusted FFO Per Share. If the Contingent Value Representative and MAAC cannot agree upon the Adjusted FFO Per Share, then the Adjusted FFO Per Share will be determined by an independent committee of outside directors of MAAC or by binding arbitration, in accordance with the terms of the Plan of Reorganization.

ADJUSTMENT TO MERGER CONSIDERATION

    MAAC and FDC have agreed upon the methodology and timing of preparation of a pro forma combined balance sheet as of the closing of the Merger (the "Closing Date Balance Sheet"). Subsequent to the preparation of the Closing Date Balance Sheet, MAAC will prepare a list of adjustments to the Closing Date Balance Sheet based upon changes in the actual amounts of certain assets and liabilities of FDC occurring prior to the closing date of the Merger. If the representative of FDC disagrees with such adjustments, the parties shall submit the adjustments and subsequent computation of the Closing Date Balance Sheet to binding arbitration in accordance with the terms of the Plan of Reorganization.

    After the Closing Date Balance Sheet adjustments have been determined, the number of shares of MAAC Common Stock delivered to the FDC Shareholders will be adjusted. If the Adjusted Net Equity (as defined in the Plan of Reorganization) reflected on the Closing Date Balance Sheet is more or less than $57,070,000, then the number of shares of MAAC Common Stock issued to the FDC Shareholders will be adjusted as follows: (i) if the Adjusted Net Equity is more than $57,070,000, then MAAC will issue additional shares of MAAC Common Stock to the FDC Shareholders in a number equal to the excess of Adjusted Net Equity over $57,070,000, divided by $28.00, and (ii) if the Adjusted Net Equity is less than $57,070,000, then the FDC Shareholders will transfer to MAAC such number of shares of MAAC Common Stock received in the Merger equal to the excess of $57,070,000 over the Adjusted Net Equity, divided by $28.00. The FDC Shareholders will receive or return shares of MAAC Common Stock in proportion to each FDC Shareholder's ownership in FDC.

    Any Participant receiving MAAC Common Stock or Class A Common Units in the Reorganization will not have the right to receive the pro rata portion of the 1997 fourth quarter dividend or distribution for the period prior to the closing of the Reorganization. If the full dividend or distribution is paid to such Participants, then an adjustment will be made either by offsetting distributions payable to such Participants or by separate cash payments by such Participants to MAAC or MAALP, as applicable.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

           (a) Financial Statements of Business to be Acquired


                            FLOURNOY PROPERTIES GROUP

                          Combined Financial Statements

                        December 31, 1996, 1995 and 1994


                   (With Independent Auditors' Report Thereon)

                     and June 30, 1997 and 1996 (unadutied)

                          INDEPENDENT AUDITORS' REPORT

The Partners
Flournoy Properties Group:


We have audited the accompanying combined balance sheets of Flournoy Properties Group as of December 31, 1996 and 1995, and the related combined statements of operations, partners' and owners' deficit, and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the management of Flournoy Properties Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Flournoy Properties Group as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

Atlanta, Georgia
May 5, 1997, except for note 9,
which is as of September 17, 1997

                            FLOURNOY PROPERTIES GROUP

                             Combined Balance Sheets

                                                               December 31,
                                               June 30,    --------------------
                                                1997         1996        1995
                                              ---------    --------    --------
                                             (Unaudited)

                    ASSETS                         (Dollars in thousands)
Real estate assets (note 2):
  Land ....................................   $  20,365      17,098      15,885
  Buildings and improvements ..............     237,916     213,026     202,297
  Furniture, fixtures, and equipment ......      39,270      32,225      24,170
                                              ---------    --------    --------
                                                297,551     262,349     242,352
  Less accumulated depreciation ...........      94,747      89,270      78,974
                                              ---------    --------    --------
       Operating real estate assets .......     202,804     173,079     163,378

Construction in progress ..................       7,632      25,984       8,001
Real estate held for development or sale ..      12,817      11,928       9,649
                                              ---------    --------    --------
     Net real estate assets ...............     223,253     210,991     181,028

Cash and cash equivalents .................       4,075       5,278       5,397
Trading securities ........................       2,241         937       3,911
Restricted cash ...........................       5,350       3,606       4,818
Due from affiliates (note 4) ..............       4,936       3,497       4,617
Deferred financing costs, net of
  accumulated amortization of $2,931
  and $2,963 for 1996 and 1995,
  respectively ............................       5,012       5,198       5,479
Other assets ..............................       7,810       8,495       5,283
                                              ---------    --------    --------
       Total assets .......................   $ 252,737     238,002     210,533
                                              =========    ========    ========
LIABILITIES AND PARTNERS' AND
 OWNERS' DEFICIT

Liabilities:
  Notes payable (note 2) ..................   $ 291,049     273,438     241,738
  Accrued interest payable ................       3,022       2,378       2,252
  Accounts payable and accrued expenses ...      13,477      11,618       7,534
  Due to affiliates (note 4) ..............       2,453       1,227       1,974
  Deferred development fees ...............       1,347       1,347       2,572
  Security deposits .......................       1,573       1,441       1,315
                                              ---------    --------    --------
       Total liabilities ..................     312,921     291,449     257,385

Partners' and owners' deficit .............     (60,184)    (53,447)    (46,852)
                                              ---------    --------    --------
Commitments and contingencies (note 8)

       Total liabilities and partners'
         and owners' deficit ..............   $ 252,737     238,002     210,533
                                              =========    ========    ========

See accompanying notes to combined financial statements.

                            FLOURNOY PROPERTIES GROUP

                        Combined Statements of Operations

                                           Six months ended                Years ended
                                               June 30,                    December 31,
                                         --------------------    -------------------------------
                                           1997        1996        1996        1995       1994
                                         --------    --------    --------    --------   --------
                                              (Unaudited)
                                                           (Dollars in thousands)
Revenues:
    Property:
      Rental .........................   $ 24,422      21,572      44,642      41,257     39,443
      Other ..........................      1,309         992       2,177       1,720      1,504
    Property management ..............        706         643       1,319       1,170        894
    Development ......................        363       1,136       2,046       4,779      3,668
    Construction, net ................        754         751       1,990       1,956      4,504
    Miscellaneous ....................        333       1,276       2,143       1,673      1,197
                                         --------    --------    --------    --------   --------
           Total revenues ............     27,887      26,370      54,317      52,555     51,210
                                         --------    --------    --------    --------   --------

Expenses:
    Property operating expenses:
      Personnel costs ................      2,863       2,530       5,286       4,743      4,281
      Building repairs and maintenance      1,903       2,203       4,343       3,941      3,333
      Real estate taxes and insurance       2,306       2,087       4,100       3,855      3,604
      Utilities ......................      1,149       1,182       2,164       2,067      1,900
      Depreciation and amortization ..      5,759       5,117      10,712       9,406      8,587
      Other operating expenses .......      1,189         935       2,066       1,428      1,819
                                         --------    --------    --------    --------   --------
                                           15,169      14,054      28,671      25,440     23,524

    Interest .........................     11,958      10,449      21,338      19,730     19,322
    Property management ..............        381         347         715         617        493
    General and administrative .......      2,367       2,435       4,548       4,674      5,471
    Offering expenses ................      2,056        --           233        --         --
    Other expense, net (note 1(k)) ...        103          76         194         666        643
                                         --------    --------    --------    --------   --------
           Total expenses ............     32,034      27,361      55,699      51,127     49,453
                                         --------    --------    --------    --------   --------
Nonrecurring income from easement
    and settlement of claim (note 7) .       --          --          --         2,565        900
                                         --------    --------    --------    --------   --------
           Net (loss) income .........   $ (4,147)       (991)     (1,382)      3,993      2,657
                                         ========    ========    ========    ========   ========

See accompanying notes to combined financial statements.

                            FLOURNOY PROPERTIES GROUP

              Combined Statements of Partners' and Owners' Deficit

             Six Months ended June 30, 1997 (Unaudited) and Each of the Years in the Three-Year Period ended December 31, 1996

                                                        (Dollars in thousands)
                                                        ----------------------
Partners' and owners' deficit, December 31, 1993 ......       $(43,329)
Distributions .........................................         (4,479)
Net income ............................................          2,657
                                                              --------
Partners' and owners' deficit, December 31, 1994 ......        (45,151)

Distributions .........................................         (4,303)
Purchase and retirement of common stock ...............         (1,541)
Issuance of common stock ..............................            150
Net income ............................................          3,993
                                                              --------
Partners' and owners' deficit, December 31, 1995 ......        (46,852)

Distributions .........................................         (4,186)
Purchase and retirement of common stock ...............         (1,027)
Net loss ..............................................         (1,382)
                                                              --------
Partners' and owners' deficit, December 31 1996 .......        (53,447)

Distributions .........................................         (2,590)
Net loss ..............................................         (4,147)
                                                              --------
Partners' and owners' deficit, June 30, 1997 ..........       $(60,184)
                                                              ========

See accompanying notes to combined financial statements.

                            FLOURNOY PROPERTIES GROUP

                        Combined Statements of Cash Flows

         Six Months ended June 30, 1997 and 1996 (Unaudited) and Each of the Years in the Three-Year Period ended December 31, 1996

                                                                         June 30,                     December 31,
                                                                   --------------------    --------------------------------
                                                                     1997        1996        1996        1995        1994
                                                                   --------    --------    --------    --------    --------
                                                                       (Unaudited)
                                                                                      (Dollars in thousands)
Cash flows from operating activities:
    Net (loss) income ..........................................   $ (4,147)       (991)     (1,382)      3,993       2,657
    Adjustments to reconcile net (loss) income to net cash
      provided by operating activities:
        Depreciation and amortization ..........................      5,759       5,117      10,712       9,406       8,587
        Purchase of trading securities .........................     (2,399)     (2,115)     (3,171)     (1,276)     (2,837)
        Proceeds from sales of trading securities ..............      1,097       1,739       7,203       1,446       2,138
        Realized gains on sales of trading securities ..........        (95)       (120)     (1,187)       (108)        (16)
        Unrealized holding (gains) losses on trading securities          93        (703)        129        (700)       (447)
        Gain on sale of real estate held for development or sale        (30)        (30)       (382)       (100)       (187)
        Changes in assets and liabilities:
          (Increase) decrease in restricted cash ...............     (1,744)      1,333       1,212       3,475        (939)
          Net change in due from (to) affiliates ...............       (213)        (26)        373      (3,482)      3,405
          (Increase) decrease in other assets ..................        625      (5,479)     (3,212)      2,774      (2,158)
          Increase (decrease) in accrued interest payable ......        644        (210)        126         (51)        251
          Increase (decrease) in accounts payable and
             accrued expenses ..................................      1,859       6,597       4,084      (2,808)      2,235
          Increase (decrease) in deferred development fees .....       --           276      (1,225)     (1,781)       (905)
          Increase in tenants security deposit .................        132         103         126         153          95
                                                                   --------    --------    --------    --------    --------
              Net cash provided by operating activities ........      1,581       5,491      13,406      10,941      11,879
                                                                   --------    --------    --------    --------    --------
Cash flows from investing activities:
    Additions to real estate assets ............................    (19,842)    (16,527)    (43,013)    (32,054)    (10,520)
    Proceeds from the sale of real estate assets ...............      2,150       1,127       3,169       3,769       4,267
                                                                   --------    --------    --------    --------    --------
               Net cash used in investing activities ...........    (17,692)    (15,400)    (39,844)    (28,285)     (6,253)
                                                                   --------    --------    --------    --------    --------
Cash flows from financing activities:
    Proceeds from notes payable ................................     24,541      18,027      71,059      40,633      22,810
    Principal payments on notes payable ........................     (6,930)     (4,773)    (39,359)    (18,196)    (22,394)
    Payment of deferred financing costs ........................       (113)       --          (168)       (615)       (132)
    Proceeds from the issuance of common stock .................       --          --          --           150        --
    Purchase and retirement of common stock ....................       --        (1,027)     (1,027)     (1,541)       --
    Capital distributions ......................................     (2,590)     (2,781)     (4,186)     (4,303)     (4,479)
                                                                   --------    --------    --------    --------    --------
               Net cash provided by (used in)
                  financing activities .........................     14,908       9,446      26,319      16,128      (4,195)
                                                                   --------    --------    --------    --------    --------
               Net (decrease)increase in cash and
                  cash equivalents .............................     (1,203)       (463)       (119)     (1,216)      1,431

Cash and cash equivalents, beginning of period .................      5,278       5,397       5,397       6,613       5,182
                                                                   --------    --------    --------    --------    --------
Cash and cash equivalents, end of period .......................      4,075       4,934       5,278       5,397       6,613
                                                                   ========    ========    ========    ========    ========
Supplemental disclosure of cash flow, information -
    interest paid, including capitalized interest ..............   $ 12,665      10,806      21,212      20,249      18,710
                                                                   ========    ========    ========    ========    ========

See accompanying notes to combined financial statements.

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                          June 30, 1997 (Unaudited) and
                        December 31, 1996, 1995, and 1994

                             (Dollars in Thousands)

(1)     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (a)  ORGANIZATION

        The accompanying combined financial statements consist of the accounts of the following entities having varying ownership in common.

        Partnerships owning operating apartment communities (the "Properties"):

                                       Number of
                                       Apartment       Location                     Date of
         Name                            Units        of Property                 Organization
         ----                          ---------      -----------                 ------------
Wildwood Apartments, Ltd.                 120      Thomasville, Georgia           March 1, 1979
River Trace Apartments, Ltd.              244      Memphis, Tennessee             January 29, 1981
Three Oaks, Ltd.                          120      Valdosta, Georgia              March 20, 1981
Westbury Springs, Ltd.                    150      Lilburn, Georgia               March 6, 1982
Whispering Pines, Ltd.                    120      LaGrange, Georgia              March 9, 1982
Willow Creek Associates
    Limited Partnership                   285      Columbus, Georgia              March 9, 1982
Fountain Lakes Apartments, Ltd.           100      Brunswick, Georgia             May 5, 1982
Riverwynn, Ltd.:                                                                  March 10, 1983
    2000 Wynnton                           72      Columbus, Georgia                    -
    Riverwind                              44      Columbus, Georgia                    -
    Regency Club                          100      Albany, Georgia                      -
Westbury Creek, Ltd.                      120      Augusta, Georgia               June 15, 1983
Whispering Pines,
    Phase II, Ltd.                         96      LaGrange, Georgia              June 27, 1983
Windridge Apartments, Ltd.                174      Chattanooga, Tennessee         July 8, 1983
Wildwood Apartments,
    Phase II, Ltd.                         96      Thomasville, Georgia           July 22, 1983
Three Oaks Apartments,
    Phase II, Ltd.                        120      Valdosta, Georgia              August 1, 1983
Pines Associates I                        160      Augusta, Georgia               October 25, 1983
In the Pines, Phase II, Ltd.               96      Augusta, Georgia               November 1, 1983
Park Walk Apartments, Ltd.                124      Riverdale, Georgia             August 9, 1984
Hidden Lake, Ltd.                         160      Union City, Georgia            September 11, 1984
The Vistas, Ltd.                          144      Macon, Georgia                 October 11, 1984
River Trace Apartments,
    Phase II, Ltd.                        196      Memphis, Tennessee             October 2, 1984
Paddock Park Apartments, Ltd.             200      Ocala, Florida                 July 25, 1985
Hidden Oaks Associates, L.P.              240      Albany, Georgia                December 12, 1985
Brown-Flournoy Equity Income
    Fund Limited Partnership:                                                     June 25, 1986
      Southland Station I                 160      Warner Robins, Georgia               -
      Park Place                          184      Spartanburg, South Carolina          -
      Hidden Lake II                      160      Union City, Georgia                  -
      High Ridge                          160      Athens, Georgia                      -
Paddock Club Huntsville,
    a Limited Partnership                 200      Huntsville, Alabama            November 11, 1988

                                      -14-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

                                       Number of
                                       Apartment       Location                     Date of
         Name                            Units        of Property                 Organization
         ----                          ---------      -----------                 ------------
Paddock Club Jacksonville,
    a Limited Partnership                 200      Jacksonville, Florida          November 18, 1988
Paddock Club Wildewood,
    a Limited Partnership                 200      Columbia, South Carolina       November 18, 1988
Paddock Club Lakeland,
    a Limited Partnership                 200      Lakeland, Florida              December 21, 1988
Paddock Park Ocala II,
    a Limited Partnership                 280      Ocala, Florida                 December 21, 1988
Paddock Club Lakeland,
    Phase II, a Limited Partnership       264      Lakeland, Florida              August 24, 1989
Southland Station, Phase II,
    a Limited Partnership                 144      Warner Robins, Georgia         August 24, 1989
Whisperwood Associates,
    a Limited Partnership                 506      Columbus, Georgia              November 7, 1989
Whisperwood Spa & Club,
    a Limited Partnership                 348      Columbus, Georgia              November 7, 1989
Paddock Club - Tallahassee
    a Limited Partnership                 192      Tallahassee, Florida           July 25, 1990
Paddock Club Florence,
    a Limited Partnership                 200      Florence, Kentucky             January 18, 1994
Paddock Club - Tallahassee,
    Phase II, a Limited Partnership       112      Tallahassee, Florida           May 10, 1994
Paddock Club Columbia,
    Phase II, a Limited Partnership       136      Columbia, South Carolina       February 23, 1995
Paddock Club Jacksonville,
    Phase II, a Limited Partnership       120      Jacksonville, Florida          August 7, 1995

Partnerships owning apartment Properties which were under construction and/or in initial lease-up during 1997:

                                    Number of
                                    Apartment       Location                     Date of
         Name                         Units        of Property                 Organization
         ----                       ---------      -----------                 ------------
Towne Lake Hills Apartments,
   a Limited Partnership               264      Woodstock, Georgia             August 8, 1995
Paddock Club Greenville,
   a Limited Partnership               208      Greenville, South Carolina     August 14, 1995
Paddock Club Brandon
   a Limited Partnership               308      Brandon, Florida               December 7, 1995

Corporations involved in property management, leasing, development and construction:

                                                                      Date of
                   Name                                            Organization
                   ----                                            ------------
Flournoy Development Company ("FDC")                               October 1967
Flournoy Construction Company ("FCC")                              January 1972

                                      -15-                         (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

        The entities listed above and on the two preceding pages are referred to collectively as the Flournoy Properties Group ("FPG"). FDC is engaged in the ownership of apartment communities located in Southeastern United States and provides management, development and construction services on a contractual basis.

   (b)  PRINCIPLES OF COMBINATION

        The accompanying combined financial statements of FPG have been presented on a combined basis because of the common ownership and management and because the entities are expected to be the subject of a business combination.

        The accounts of each of the entities comprising FPG are combined in the accompanying financial statements. All significant inter-entity accounts and transactions have been eliminated in combination. The combined financial statements include the assets and liabilities, as well as operations of FPG, from the date that each entity commenced operations.

        FPG management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the accompanying financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

   (c)  INTERIM UNAUDITED FINANCIAL INFORMATION

        The accompanying interim unaudited financial information for the six months ended June 30, 1997 and 1996 has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments and eliminations, consisting only of normal recurring adjustments, necessary to present fairly the combined results of FPG's operations and cash flows for the six months ended June 30, 1997 and 1996 have been included. The results of operations for such interim periods is not necessarily indicative of the results for the full year.

   (d)  REVENUE RECOGNITION

        FPG leases residential apartments under operating leases with terms generally one year or less. Rental and other revenues are recorded on the accrual method of accounting as earned.

        In addition to leasing the residential apartments of FPG, FDC provides property management services for 40 affiliated Section 42 Housing Tax Credit multifamily properties ("Section 42") - (note 8). Property management revenue is recorded on the accrual method of accounting as earned.

                                      -16-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

        FDC and FCC receive development and construction fees related to the development of the affiliated Section 42 properties. Development and construction income is recognized as earned as the property is developed and certain operating and financing performance conditions are met. FDC does not recognize development income to the extent that requirement exists to invest a portion of such development fees in the partnership entities from which the fees are earned.

        FCC recognizes construction contract revenues, which are presented net of construction contract costs in the accompanying statements of operations, using the percentage-of-completion method. Under this method, the percentage of contract revenue to be recognized currently is computed based upon that percentage of estimated total revenue that incurred costs to date bear to total estimated costs, after giving effect to the most recent estimates of costs to complete. Revisions in cost and revenue estimates are reflected in the period in which the facts which require the revision become known. When revised cost estimates indicate a loss on an individual contract, the total estimated loss is provided for currently in its entirety without regard to the percentage of completion.

   (e)  RENTAL OPERATIONS

        FPG currently owns and operates approximately 8,600 apartment units including those under construction and in initial lease up, Apartment units are leased generally to tenants on terms of one year or less, with monthly payments due in advance. In management's opinion, due to the number of tenants, the type and diversity of submarkets in which the Properties operate, and the collection terms, there is no concentration of credit risk.

   (f)  CASH AND CASH EQUIVALENTS

        Cash and cash equivalents include cash on hand. FPG considers all highly liquid investments with a maturity of ninety days or less to be cash equivalents.

   (g)  TRADING SECURITIES

        Unrealized holding gains and losses on trading securities are included in miscellaneous revenues in the accompanying combined statements of operations.

   (h)  RESTRICTED CASH

        Restricted cash is comprised of resident security deposits and restricted deposits for property taxes and escrow accounts.

                                      -17-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

   (i)  REAL ESTATE ASSETS AND DEPRECIATION

        Real estate assets are stated at the lower of depreciated cost or estimated net realizable value.

        The Flournoy Properties Group adopted the provisions of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Flournoy Properties Group's financial position, results of operations, or liquidity.

        Ordinary repairs and maintenance are expensed as incurred; major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties (buildings and related land improvements - 25 to 30 years; furniture, fixtures, and equipment - 3 to 10 years).

   (j)  REAL ESTATE HELD FOR DEVELOPMENT OR SALE

        Real estate held for development or sale, which consists primarily of sites intended for future multifamily developments, is stated at the lower of aggregate cost or fair value. The cost includes the purchase price of the land, construction, and development costs and fees, as well as capitalized interest and loan fees.

   (k)  INCOME TAXES

        No provision for federal and state income taxes relating to the combined partnerships and Flournoy Properties (S Corporation) has been made in the accompanying combined financial statements. Each partner or shareholder is responsible for reporting their share of taxable income or loss from these entities. There was no income tax expense for FDC in 1996. The 1995 and 1994 income tax expense for FDC was $460 and $650, respectively, and is classified in other expense in the accompanying statements of operations.

   (l)  DEFERRED FINANCING COSTS

        Costs incurred in obtaining long-term financing are deferred. Deferred financing costs are amortized over the terms of the related debt using a method which approximates the interest method.

                                      -18-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

(2)     NOTES PAYABLE

        Notes payable consist of the following:

                                                                                December 31,
                                                                            --------   --------
                                                                              1996       1995
                                                                            --------   --------
Demand and term notes:
  Prime plus 1% (9.25% at December 31, 1996) notes payable to bank, secured by real estate, property and equipment, and/or guaranteed
    by  John F. Flournoy, due on demand .................................   $ 42,657     17,434
  Notes payable to bank, interest rate ranging from 8% to prime plus
    1%, secured by real estate and assigned rents, due through 2010 .....      7,953      7,193
  Prime rate margin loan, due on demand; secured by trading securities ..       --        1,393
                                                                            --------   --------
                                                                              50,610     26,020
                                                                            --------   --------
Mortgage and installment notes:
  Mortgage and installment notes payable consist of the following:
    Mortgage notes payable, bearing interest at rates ranging from
       6.15% to 11.00%, due in monthly principal and interest
       installments. Certain mortgage notes contain provisions for payment of additional interest, as defined in the note agreement, as well as for restrictions on prepayment of the notes ...........
       Supplemental interest amounts were $743 at December 31, 1996, $562 in 1995 and $445 in 1994. The mortgage notes are secured by real estate, certain letters of credit, assignment of leases and
       management agreement, and/or guaranteed by John F. Flournoy ......    175,403    192,560
    Mortgage loan payable monthly through March 1, 1999, at which time the entire outstanding principal balance is due and payable, bearing interest at 275 basis points over the weekly average yield on one year U.S. Treasury, adjusted on an annual basis; secured by real estate assets, assignment of leases, and a guarantee
       from John F. Flournoy ............................................      6,995      7,087
    Installment note payable, bearing interest at an annual rate of prime
       plus 1%, secured by real estate assets and property and equipment         668        828
    Installment note payable, bearing interest at fixed annual rate of
       10.625%, secured by real estate assets or property and equipment .      1,442      1,457
                                                                            --------   --------
                                                                             184,508    201,932
                                                                            --------   --------
Construction notes payable:
  Construction notes payable bearing interest at 8.50%, secured by the
    related real estate assets; convertible into installment notes ......     11,197      6,592
  Construction notes payable bearing interest at prime plus .5% to prime plus 1%, secured by the related real estate assets; convertible into
    installment notes ...................................................     27,123      7,194
                                                                            --------   --------
                                                                              38,320     13,786
                                                                            --------   --------
                                                                            $273,438    241,738
                                                                            ========   ========

                                      -19-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

        The principal maturities as of December 31, 1996 of the mortgage and installment notes are as follows:

                  1997                             $     5,343
                  1998                                   2,415
                  1999                                  16,673
                  2000                                  33,121
                  2001                                   9,727
                  Thereafter                           117,229
                                                   -----------
                                                   $   184,508
                                                   ===========

        Certain of the mortgage notes payable require escrow balances for the payments of insurance, taxes, improvements, and repairs.

(3)     FAIR VALUE OF DISCLOSURE OF FINANCIAL INSTRUMENTS

        The following disclosure of estimated fair value was determined by FPG using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        Cash and cash equivalents, rental and contract receivables, accrued expenses and other liabilities, and security deposits are carried at amounts which reasonably approximate their fair value.

        Trading securities are carried at fair value based on published quotes.

        The carrying value of notes payable at December 31, 1996 reasonably approximates their fair value.

        The fair value estimates presented herein are based on information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

                                      -20-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

(4)     RELATED PARTY TRANSACTIONS

        Accounts due from/to affiliates, which are noninterest bearing and have open payment terms, consist of the following:

                                                              December 31,
                                                       -------------------------
                                                         1996             1995
                                                       --------         --------
Accounts due from affiliates:
  Section 42 partnerships ....................         $  2,654            2,227
  Majority stockholder of FDC ................              612            1,729
  Other ......................................              231              661
                                                       --------         --------
                                                       $  3,497            4,617
                                                       ========         ========

Account due to affiliates:
  Section 42 partnerships ....................         $    725            1,867
  Other ......................................              502              107
                                                       --------         --------
                                                       $  1,227            1,974
                                                       ========         ========

        During 1996 and 1995, there were capital stock transactions involving related parties (note 5).

(5)     CAPITAL STOCK

        FDC has authorized 10,000,000 shares of common stock of $.01 par value of which there were issued and outstanding 1,734,385; 1,831,789; and 1,944,444 shares at December 31, 1996, 1995, and 1994, respectively.

        During 1996, FDC repurchased and retired 97,404 shares of its common stock from a trust of which two existing shareholders/officers of the Flournoy Properties Group are trustees. The stock was repurchased for approximately $10.54 per share or a total of $1,027.

        During 1995, FDC purchased and retired 142,655 shares of its common stock from a trust of which two existing shareholders/officers of the FDC are trustees. The stock was repurchased for approximately $10.80 per share or a total of $1,541. Also, during 1995, FDC sold 30,000 shares of common stock at $5.00 per share to three officers of FDC.

(6)     EMPLOYEE BENEFIT PLANS

        FDC has a contributory profit sharing plan covering substantially all employees. FDC contributions to the Plan are discretionary. Contributions of approximately $200, $203, and $200 were accrued in 1996, 1995 and 1994, respectively.

                                      -21-                           (Continued)

                            FLOURNOY PROPERTIES GROUP

                     Notes to Combined Financial Statements

                             (Dollars in Thousands)

        Additionally, FDC had a deferred compensation plan for certain employees. The deferred balance of each participants' account was a function of the estimated fair value of the Flournoy Properties Group common stock through December 31, 1995. The plan was frozen as of December 31, 1995, and no further contributions have been made to the plan by either the FDC or the participants. Compensation expense of $226 and $346 was accrued in the accompanying financial statements for 1995 and 1994, respectively.

(7)     LITIGATION AND EASEMENT SETTLEMENTS

        Certain partnerships settled, in 1995, an outstanding legal claim with the manufacturer of defective polybutylene water piping that was installed at six Properties. The lawsuit sought damages resulting from water pipe leaks at the Properties since construction. The final settlement included the cost to re-plumb each Property, as well as additional net settlement proceeds to the partnerships of $2,465. Additionally, two partnerships (Phases I and II of same Property) received proceeds of $100 and $900 in 1995 and 1994, respectively, for a court-ordered gas pipe easement granted to a Florida utility Flournoy Properties Group.

(8)     COMMITMENTS AND CONTINGENCIES

        FDC is contingently liable at December 31, 1996 in the amount of $4,536 for letters of credit required by investors and mortgagees of various affiliated partnerships. FDC is also contingently liable at December 31, 1996 in the amount of $3,474 for letters of credit issued for completion of construction projects and for amounts required by local governments relating to land improvements. Also, FDC and certain affiliates have guaranteed at December 31, 1996 loan obligations of affiliated partnerships amounting to approximately $3,200.

        FDC is the general partner in 43 limited partnerships that are included in the Low Income Housing Tax Credit LIHTC Program and are governed by
        Section 42 of the Internal Revenue Code of 1986 ("IRC"), as amended. In order to maintain the tax benefits associated with the ownership of the properties, LIHTC Program provisions must be followed in the management and operations of the properties during the Compliance Period, as defined in the IRC.

        As of December 31, 1996 and under certain circumstances, the Flournoy Properties Group is committed to make project expense and working capital loans up to $3,707 to various affiliated partnerships. The balance of such loans as of December 31, 1996 is $997.

        As of December 31, 1996, Paddock Park Apartments, Ltd. is contingently liable in the amount of $6,852 for a letter of credit issued to the trustee for the Housing Finance Authority of Marion County, Florida. The letter of credit is required to fund any defaults of the Florida Multifamily Housing Revenue Refunding Bonds and expires November 5, 2008.

(9)     REORGANIZATION

        On September 17, 1997, FDC, Mid-America Apartment Communities, Inc. ("MAAC") and Mid-America Apartments, L.P. ("MAALP") entered into an Agreement and Plan of Reorganization pursuant to which FDC will merge with and into MAAC, and MAAC and MAALP will acquire certain assets of FDC and certain affiliated entities (collectively FPG) through a series of merger, exchange and purchase transactions. The Reorganization is subject to approval of the shareholders and partners of FPG and certain other third parties.

MID-AMERICA APARTMENT COMMUNITIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

      The following unaudited pro forma condensed combined financial statements give effect to the following transactions: (i) consummation of the merger of Flournoy Development Company ("FDC") with and into Mid-America Apartment Communities, Inc. ("MAAC") and the other transactions (collectively, the "Reorganization") as described in the Agreement and Plan of Reorganization dated as of September 15, 1997 (the "Plan of Reorganization") between FDC, MAAC and Mid-America Apartments, L.P. ("MAALP") pursuant to which MAAC and MAALP shall acquire all the properties and assets comprising the Flournoy Properties Group ("FPG") including FDC as described in Note 1 to the Combined Financial Statements of Flournoy Properties Group, which have been filed together with these unaudited pro forma financial statements, in exchange for 1,556,510 shares of MAAC Common Stock, 481,700 Class A Common Units of MAALP, and approximately $29.6 million cash; (ii) the acquisition in 1996 of six apartment communities ("Communities") containing an aggregate of 1,760 apartment units for an aggregate cash purchase price of $65.7 million (the "1996 Completed Acquisitions"); (iii) the acquisition in 1997 of nine Communities containing an aggregate of 2,600 apartment units for an aggregate cash purchase price of $107.6 million (the "1997 Completed Acquisitions") (the 1996 Completed Acquisitions and 1997 Completed Acquisitions, collectively, the "Completed Acquisitions"); (iv) the disposition in 1996 of three Communities containing an aggregate of 724 apartment units for an aggregate cash consideration of $17.8 million (the " Dispositions"); (v) the anticipated acquisition, subsequent to June 30, 1997, of three additional Communities containing an aggregate of 602 apartment units for an aggregate cash purchase price of $21.9 million (the "1997 "Probable Acquisitions"); (vi) the issuance and sale in October 1996 of 2.0 million shares of MAAC's 9.5% Series A Cumulative Preferred Stock (Liquidation Preference $25 per Share) (the "Series A Preferred Stock") for an aggregate net cash price of $47.8 million (the "October 1996 Preferred Stock Offering"), and the related use of such proceeds; and (vii) the issuance and sale in March 1997 of 2.3 million shares of MAAC Common Stock for an aggregate net cash price of $62.6 million, and the related use of such proceeds.

      In addition, such unaudited pro forma condensed combined financial statements give effect to the following financing transactions that the Company expects to consummate prior to the closing of the Reorganization and the Company's assumptions with respect to the terms of such financing: (i) the issuance and sale of 3,333,000 shares of MAAC Common Stock at an assumed price of $29.50 per share for an estimated aggregate net cash price of $92.9 million (the "Common Stock Offering"); (ii) the issuance and sale of 3,200,000 shares of MAAC's 9% Preferred Stock (Liquidation Preference $25 per Share) for an estimated aggregate net cash price of $77.4 million (the "Preferred Stock Offering"); and (iii) the establishment of a new $150 million secured term loan bearing interest at 7% per annum and the establishment of a new $150 million secured line of credit bearing interest at 7.65% per annum (collectively, the "New Credit Facilities") and the Company's initial anticipated borrowings thereunder. The Preferred Stock Offering and New Credit Facilities are intended to provide financing for the transactions described in the above paragraph. While the Company intends to undertake the financing transactions described above, there can be no assurance that such financing will occur on the terms assumed by the Company.

      The unaudited pro forma condensed combined balance sheet at June 30, 1997 has been prepared as if the Reorganization, the Common Stock Offering, the Preferred Stock Offering, the establishment of the New Credit Facilities and the 1997 Probable Acquisitions had been completed on that date.

      The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 have been prepared as if each of the transactions described above had been consummated on January 1, 1996 and assuming that MAAC had qualified as a REIT and distributed all of its taxable income for the periods presented and, therefore, incurred no income tax expense.

      For purposes of these unaudited pro forma financial statements, the Reorganization has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. In the opinion of MAAC's management, all significant adjustments necessary to reflect the effects of the foregoing transactions have been made.

      These unaudited pro forma financial statements have been prepared by MAAC based on the historical financial statements of FPG included elsewhere in this Current Report on Form 8-K and of MAAC previously filed in its 1996 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, which have been previously filed with the Securities and Exchange Commission and are incorporated herein by reference. These unaudited pro forma financial statements should be read in conjunction with the foregoing historical financial statements, including the notes thereto. These pro forma condensed combined financial statements are presented for comparitive purposes only and are not indicative of what the actual financial position or results of operations of MAAC would have been had the foregoing transactions occurred on the dates indicated.

MID-AMERICA  APARTMENT  COMMUNITIES,  INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 1997 (UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                                     MAAC           FPG                                   Pro Forma
                                                                 Pro Forma (A)   Historical (B)     Adjustments (C)        Combined
                                                                 -------------------------------------------------------------------
ASSETS:
Rental real estate assets, net ............................         712,106          202,804          158,497 (D)         1,073,407
Construction in progress ..................................          14,123            7,632             (539)(E)            21,216
Real estate held for development ..........................            --             12,817            1,934 (D)            14,751
------------------------------------------------------------------------------------------------------------------------------------
       Net real estate assets .............................         726,229          223,253          159,892             1,109,374
Cash and cash equivalents .................................           5,214            4,075           (3,875)(F)             5,414
Trading securities ........................................            --              2,241           (2,241)(G)              --
Restricted cash ...........................................           5,271            5,350           (1,527)(H)             9,094
Due from affiliates .......................................            --              4,936           (4,936)(I)              --
Deferred financing costs, net .............................           2,856            5,012           (4,342)(J)             3,526
Other assets ..............................................           6,679            7,870             (428)(K)            14,121
                                                                 -------------------------------------------------------------------
TOTAL ASSETS ..............................................         746,249          252,737          142,543             1,141,529
                                                                 ===================================================================
LIABILITIES:
Notes payable .............................................         318,670          291,049         (130,222)(L)           479,497
Line of credit ............................................          72,007             --               --                  72,007
Due to affiliates .........................................            --              2,453           (1,029)(M)             1,424
Deferred development fees .................................            --              1,347           (1,347)(N)              --
Other liabilities .........................................          15,914           18,072           (5,631)(O)            28,355
                                                                 -------------------------------------------------------------------
TOTAL LIABILITIES .........................................         406,591          312,921         (138,229)              581,283
                                                                 ===================================================================
Minority interest .........................................          45,282             --             31,298 (P)            76,580

SHAREHOLDERS' EQUITY:
Preferred stock ...........................................              20             --                 32 (Q)                52
Common stock ..............................................             134             --                 49 (R)               183
Additional paid-in-capital ................................         317,253             --            197,368 (S)           514,621
Accumulated deficit .......................................         (22,112)         (60,184)          52,025 (T)           (30,271)
Other .....................................................            (919)            --               --                    (919)
                                                                 -------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY ................................         294,376          (60,184)         249,474               483,666
                                                                 -------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ................         746,249          252,737          142,543             1,141,529
                                                                 ===================================================================

PRO FORMA ADJUSTMENTS:

(A) See MAAC Pro Forma below.

(B) Reflects the unaudited combined historical balance sheet of FPG as of June 30, 1997.

(C) MAAC may issue additional shares of Common Stock having a value of up to $7,500,000 ("Contingent Value Shares") if certain agreed upon conditions are satisfied during calendar years 1998, 1999 and 2000. When and if issued, the Contingent Value Shares will be recorded as additional purchase consideration based upon the fair value of the Common Stock at the date of issuance. The amount of the Contingent Value Shares potentially issuable by MAAC, has not been included in the Pro Forma Condensed Combined Balance Sheet.

(D) Represents an increase in the carrying value of FPG properties resulting from the application of the purchase method of accounting.

(E) Represents the elimination of income on a construction contract between MAAC and FPG.

(F)  Represents:
     Estimated proceeds from the sale of trading securities, net of estimated commissions of $67     2,174
     Anticipated FPG distributions at the date of consummating the Reorganization ..............    (3,172)
     Contributions to FPG by the majority shareholder ..........................................       201
     Net change in cash resulting from the disposition of Section 42 partnership interests and
           related affiliate balances ..........................................................     1,639
     Purchase of certain real estate assets and partnership interests in connection with the
           Reorganization ......................................................................   (29,589)
     Prepayment of certain FPG mortgages and notes payable consisting of principal ($197,222), interest ($2,262), penalties ($7,620) and escrow refunds $1,385  .....................  (205,719)
     Settlement of FPG's deferred compensation plan ............................................    (1,610)
     Legal, accounting, investment banking and other costs .....................................    (5,000)
     Settlement of a portion of due from majority FPG stockholder ..............................       595
     Anticipated net proceeds from the Preferred Stock Offering ................................    77,360
     Anticipated net proceeds from the Common Stock Offering ...................................    92,916
     Anticipated proceeds from the New Credit Facilities, net of issuance costs of $670 ........    66,330
                                                                                                  ---------
                                                                                                    (3,875)
                                                                                                  =========

(G) Represents the sale of trading securities.

(H) Represents the refund ($1,385) of escrow deposits on FPG mortgages and notes payable expected to be prepaid and escrow deposits ($142) expected to be settled in connection with the sale of the Section 42 partnership interests.

(I) Represents amounts which were eliminated in conjunction with the sale of the
    Section 42 partnership interests ($2,311), the settlement of certain Section 42 and other affiliate balances for cash ($1,610), the settlement of amounts due from the majority stockholder for cash ($595) and units in MAALP ($420).

(J) Represents the write-off of FPG deferred financing costs ($5,012) resulting from the application of the purchase method of accounting to reflect the debt at fair value and deferred financing costs of $670 for new debt expected to be incurred as part of the New Credit Facilities.

(K) Represents the elimination of amounts receivable by FPG under a construction contract between MAAC and FPG ($1,759), and an increase in the carrying value of certain non-rental FPG assets resulting from the application of the purchase method of accounting of $1,331.

(L) Represents the anticipated prepayment of certain FPG mortgages and notes payable ($197,222) and anticipated additional borrowings under the New Credit Facilities in connection with the transactions of $67,000.

(M) Represents amounts which were eliminated in conjunction with the sale of the
    Section 42 partnership interests ($413), the settlement of Section 42 and other affiliate balances for cash ($144) and the elimination of an affiliate balance ($472) related to a formation entity acquired for cash.

(N) Represents the elimination of amounts resulting from the sale of the Section 42 partnership interests.

(O) Represents the elimination of amounts payable by MAAC to FPG under a construction contract ($1,759), payment of accrued interest on FPG mortgages and notes payable expected to be prepaid in connection with the Reorganization ($2,262), and the termination of FPG's deferred compensation plan ($1,610).

(P) Represents the issuance of 481,700 Class A Common Units in MAALP at consummation of the Reorganization at a market value of $13,819 (based upon $28.69 per unit) and an adjustment to minority interest for the issuance of Class A Common Units in connection with the Reorganization, the Common Stock Offering and a property acquisition of $17,479.

(Q) Represents the issuance of 3,200,000 shares of preferred stock in the Preferred Stock Offering.

(R) Represents the issuance of 3,333,000 shares of Common Stock in the Common Stock Offering, $33 ($29.50 per share), and the issuance of Common Stock in connection with the Reorganization, $16 ($28.69 per share).

(S)  Represents:
     Net proceeds from the anticipated Preferred Stock Offering ......................    77,360
     Net proceeds from the anticipated Common Stock Offering .........................    92,916
     Issuance of 1,556,510 shares of Common Stock in connection with the
          Reorganization assuming a market value of $28.69 per share .................    44,652
     Adjustment to minority interest of MAALP for the issuance of
          Class A Common Units .......................................................   (17,479)
     Par value of shares issued in the Common Stock Offering and the Preferred
          Stock Offering .............................................................       (81)
                                                                                         --------
                                                                                         197,368
                                                                                         ========
(T)  Represents:
     Elimination of income recognized on a construction contract between MAAC and FPG       (539)
     Anticipated prepayment penalties to be incurred in connection with the prepayment
          of certain FPG mortgages and notes payable subsequent to the Reorganization     (7,620)
     Elimination of FPG accumulated deficit as a result of the application of
          the purchase method of accounting ..........................................    60,184
                                                                                          -------
                                                                                          52,025
                                                                                          =======

MID-AMERICA  APARTMENT  COMMUNITIES,  INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 1997 (UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                               MAAC             COMPLETED              PROBABLE             MAAC
                                                           HISTORICAL(U)       ACQUISITIONS          ACQUISITIONS         PRO FORMA
                                                           -------------       ------------          ------------         ----------
ASSETS:
Real estate assets, net ...........................          $ 669,191           $20,798(V)           $22,117(W)          $ 712,106
Construction in progress ..........................             14,123              --                   --                  14,123
                                                             ---------           -------              -------             ---------
Net real estate assets ............................            683,314            20,798               22,117               726,229
Cash and cash equivalents .........................              5,214              --                   --                   5,214
Restricted cash ...................................              5,271              --                   --                   5,271
Deferred financing costs, net .....................              2,751               100(X)                 5(X)              2,856
Other assets ......................................              6,679              --                   --                   6,679
                                                             ---------           -------              -------             ---------
TOTAL ASSETS ......................................          $ 703,229           $20,898              $22,122             $ 746,249
                                                             =========           =======              =======             =========
Liabilities:
Notes payable .....................................          $ 299,972            15,149(Y)             3,549(Y)            318,670
Line of credit ....................................             47,925             5,509(Z)            18,573(Z)             72,007
Other liabilities .................................             15,914              --                   --                  15,914
                                                             ---------           -------              -------             ---------
TOTAL LIABILITIES .................................            363,811            20,658               22,122               406,591

Minority interest .................................             45,042               240(AA)             --                  45,282

SHAREHOLDERS' EQUITY:
Cumulative preferred stock ........................                 20              --                   --                      20
Common shares .....................................                134              --                   --                     134
Additional paid-in-capital ........................            317,253              --                   --                 317,253
Accumulated deficit ...............................            (22,112)             --                   --                 (22,112)
Other .............................................               (919)             --                   --                    (919)
                                                             ---------           -------              -------             ---------
TOTAL SHAREHOLDERS' EQUITY ........................            294,376              --                   --                 294,376
                                                             ---------           -------              -------             ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ........          $ 703,229           $20,898              $22,122             $ 746,249
                                                             =========           =======              =======             =========

MAAC PRO FORMA ADJUSTMENTS:

(U) Reflects the unaudited historical consolidated balance sheet of MAAC as of June 30, 1997.

(V) Increase represents Completed Acquisitions which were consummated subsequent to June 30, 1997.

(W) Increase represents the 1997 Probable Acquisitions which are expected to occur subsequent to June 30, 1997.

(X) Increase represents deferred financing costs incurred in connection with the assumption of debt to fund the Completed Acquisitions which were consummated subsequent to June 30, 1997 and the 1997 Probable Acquisitions.

(Y) Increase represents assumption of debt anticipated in connection with the Completed Acquisitions which were consummated subsequent to June 30, 1997 and the 1997 Probable Acquisitions.

(Z) Increase represents additional borrowings which are anticipated in connection with the Completed Acquisitions which were consummated subsequent to June 30, 1997 and the 1997 Probable Acquisitions.

(AA) Increase represents Class A Common Units in MAALP which were issued in connection with a property acquisition.

MID - AMERICA APARTMENT COMMUNITIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1997
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                                MAAC          FPG                        COMBINED
                                                                            PRO FORMA(A)  HISTORICAL(B)  ADJUSTMENTS(C)  PRO FORMA
                                                                            ------------  -------------  --------------  ---------
REVENUES:
Property
  Rental ..................................................................  $68,360         $24,422         --           $92,782
  Other ...................................................................      778           1,309         --             2,087
Property management .......................................................     --               706         --               706
Development ...............................................................     --               363         --               363
Construction, net .........................................................     --               754         (539)(D)         215
Miscellaneous .............................................................      330             331         (269)(E)         392
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL REVENUES ......................................................   69,468          27,885         (808)         96,545

EXPENSES:
  Personnel ...............................................................    7,231           2,863         --            10,094
  Building repairs/maintenance, utilities,
    landscaping, and other operating ......................................   11,550           4,241          (37)(F)      15,754
  Real estate taxes and insurance .........................................    7,481           2,306         --             9,787
  Depreciation and amortization - real estate assets ......................   13,719           5,422          259 (G)      19,400
  Depreciation and amortization - non real estate assets ..................       95             141          (10)(G)         226
  Property management .....................................................     --               381         --               381
  General and administrative ..............................................    3,223           2,367         (485)(H)       5,105
  Interest ................................................................   15,409          11,958       (6,635)(I)      20,732
  Amortization of deferred financing costs ................................      444             299         (232)(J)         511
  Offering expenses .......................................................     --             2,056       (2,056)(K)        --
  Other, net ..............................................................     --              --           --              --
------------------------------------------------------------------------------------------------------------------------------------
      Total expenses ......................................................   59,152          32,034       (9,196)         81,990

------------------------------------------------------------------------------------------------------------------------------------
Income before gains on sale of assets .....................................   10,316          (4,149)       8,388          14,555
------------------------------------------------------------------------------------------------------------------------------------

GAINS ON SALE OF ASSETS ...................................................     --                 2           (2)(L)        --

------------------------------------------------------------------------------------------------------------------------------------
Income before minority interest in operating partnership income ...........   10,316          (4,147)       8,386          14,555
------------------------------------------------------------------------------------------------------------------------------------

Minority interest in operating partnership income .........................    1,630            --            422 (M)       2,052

------------------------------------------------------------------------------------------------------------------------------------
Net income ................................................................    8,686          (4,147)       7,964          12,503
------------------------------------------------------------------------------------------------------------------------------------

Dividend on preferred shares ..............................................    2,375            --          3,600 (N)       5,975

------------------------------------------------------------------------------------------------------------------------------------
Net income available for common shareholders ..............................   $6,311         $(4,147)      $4,364          $6,528
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Net income per common share ...............................................                                                $ 0.36(O)
====================================================================================================================================

Pro Forma Adjustments:
(A)  See MAAC Pro Forma below.

(B) Reflects the historical combined statement of operations of FPG for the six months ended June 30, 1997. Certain reclassifications have been made to FPG's historical statement of operations to conform to MAAC's presentation. Subsequent to the Reorganization, MAAC expects to incur prepayment penalties of approximately $7,620 on notes payable of FPG which are expected to be prepaid. These nonrecurring costs are charged to operations as an extraordinary item when incurred. Such amounts have not been included in the Pro Forma Condensed Consolidated Statement of Operations.

(C) MAAC may issue additional shares of Common Stock having a value of up to $7,500,000 if certain agreed upon conditions are satisfied during calendar years 1998, 1999 and 2000. When and if issued, the Contingent Value Shares will be recorded as additional purchase consideration based upon the fair value of the Common Stock at the date of issuance. The amount of the amortization charge related to the Contingent Value Shares potentially issuable by MAAC has not been included in the Pro Forma Condensed Combined Statement of Operations.

(D) Represents the elimination of income recognized on a construction contract between MAAC and FPG.

(E) Represents the elimination of nonrecurring income of FPG consisting of dividend income on trading securities ($18), distributions from the Section 42 interests which are expected to be disposed of prior to the Reorganization ($224) and other ($27).

(F)  Represents elimination of certain administrative fees of FPG.

(G) Represents additional depreciation related to the increase in the cost of FPG properties resulting from the application of the purchase method of accounting.

(H) Represents reductions in general and administrative expenses as a result of the Reorganization due to a decrease in professional fees ($165) and a decrease in executive compensation and certain employee benefit cost ($320).

(I) Represents the net reduction in interest and credit enhancement costs associated with the repayment of FPG mortgage and notes payable as a part of the transaction ($9,147) and interest on additional borrowings under the New Credit Facility of $2,512.

(J) Represents amortization of historical deferred financing costs of FPG which were eliminated in connection with applying the purchase method of accounting ($299) net of the amortization of deferred financing costs on new debt which is expected to be incurred of $67.

(K) Represents elimination of accounting, legal and other costs incurred in connection with proposed public offering of FDC common stock which was aborted during 1997.

(L)  Represents the elimination of nonrecurring gains on sales of assets.

(M) Represents the change in minority interest in MAALP income as a result of the Reorganization, Common Stock Offering and a property acquisition where Class A Common Units were issued.

(N) Represents dividends on the 3,200,000 shares of preferred stock which are expected to be issued in the Preferred Stock Offering.

(O) Pro Forma net income available per common share is based on 18,275 shares outstanding during the period and Pro Forma net income available for common shareholders. Extraordinary expenses related to debt financings have been excluded from the calculation of Pro Forma net income available for common shareholders.

MID - AMERICA APARTMENT COMMUNITIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1997
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                            ADJUSTMENTS
                                                                --------------------------------------
                                                      MAAC        COMPLETED       PROBABLE                     MAAC
                                                  HISTORICAL(P) ACQUISITIONS(Q) ACQUISITIONS(R)  OTHER       PRO FORMA
                                                  ------------- --------------- ---------------  -----       ---------
REVENUES:
Property
  Rental ........................................   $61,629         $4,992         $1,739           --        $68,360
  Other .........................................       600            128             50           --            778
Miscellaneous ...................................       330           --             --             --            330
                                                    -------         ------         ------       --------      --------
      TOTAL REVENUES ............................    62,559          5,120          1,789                      69,468

EXPENSES:
  Personnel .....................................     6,576            468            187           --          7,231
  Building repairs/maintenance, utilities,
    landscaping, and other operating ............    10,323            891            336           --         11,550
  Real estate taxes and insurance ...............     6,537            600            344           --          7,481
  Depreciation and amortization - real
    estate assets ...............................    12,350           --             --            1,369(S)    13,719
  Depreciation and amortization - non real
    estate assets ...............................        85           --             --               10(T)        95
  General and administrative ....................     3,016           --             --              207(U)     3,223
  Interest ......................................    13,097           --             --            2,312(V)    15,409
  Amortization of deferred financing costs ......       410           --             --               34(W)       444
                                                    -------         ------         ------       --------      --------
      TOTAL EXPENSES ............................    52,394          1,959            867          3,932       59,152

Income before minority interest in operating
  partnership income ............................    10,165          3,161            922         (3,932)      10,316
                                                    -------         ------         ------       --------      --------
Minority interest in operating partnership income     1,750           --             --             (120)(X)    1,630

Net income ......................................     8,415          3,161            922         (3,812)       8,686
                                                    -------         ------         ------       --------      --------
Dividends on preferred shares ...................     2,375           --             --             --          2,375
                                                    -------         ------         ------       --------      --------
Net income available for common shareholders ....   $ 6,040         $3,161         $  922       $ (3,812)     $  6,311
                                                    =======         ======         ======       ========      ========

MAAC PRO FORMA ADJUSTMENTS:
(P) Reflects the unaudited historical consolidated statement of operations of MAAC for the six months ended June 30, 1997.

(Q) Represents historical operating revenues and expenses from January 1, 1997 to the earlier of the acquisition date or June 30, 1997 for the 1997 Completed Acquisitions.

(R) Represents historical operating revenues and expenses for the six months ended June 30, 1997 for the 1997 Probable Acquisitions.

(S) Represents additional real estate depreciation and amortization resulting from the Completed Acquisitions and the 1997 Probable Acquisitions.

(T) Represents additional non-real estate depreciation and amortization resulting from the Completed Acquisitions and the 1997 Probable Acquisitions.

(U) Represents anticipated additional costs to operate MAAC resulting from property acquisitions.

(V) Represents additional interest costs related to mortgage debt incurred or assumed in connection with the Completed Acquisitions and the 1997 Probable Acquisitions.

(W) Represents additional amortization resulting from deferred financing costs incurred in connection with the Completed Acquisitions and the 1997 Probable Acquisitions.

(X) Represents the change in the minority interest in the income of MAALP during the period.

MID - AMERICA APARTMENT COMMUNITIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                           MAAC         FPG                       COMBINED
                                                        PRO FORMA(A) HISTORICAL(B) ADJUSTMENTS(C) PRO FORMA
                                                        -----------  ------------- -------------- --------
REVENUES:
Property
  Rental ............................................... $ 134,591     $44,642      $  --         $179,233
  Other ................................................     1,827       2,177         --            4,004
Property management ....................................      --         1,319         --            1,319
Development ............................................      --         2,046         --            2,046
Construction, net ......................................      --         1,990         (136)(D)      1,854
Miscellaneous ..........................................       732         823         (296)(E)      1,259
                                                         ---------     -------      -------       --------
      TOTAL REVENUES ...................................   137,150      52,997         (432)       189,715

EXPENSES:
  Personnel ............................................    13,944       5,286         --           19,230
  Building repairs/maintenance, utilities,
    landscaping, and other operating ...................    23,218       8,573          (75)(F)     31,716
  Real estate taxes and insurance ......................    14,374       4,100         --           18,474
  Depreciation and amortization - real estate assets ...    26,145      10,191        1,170(G)      37,506
  Depreciation and amortization - non real estate assets       190         266           (4)(G)        452
  Property management ..................................      --           715         --              715
  General and administrative ...........................     6,912       4,548         (829)(H)     10,631
  Interest .............................................    29,992      21,338      (11,258)(I)     40,072
  Amortization of deferred financing costs .............       739         449         (315)(J)        873
  Offering expenses ....................................      --           233         (233)(K)       --
  Other, net ...........................................      --          --            640(L)         640
                                                         ---------     -------      -------       --------
      TOTAL EXPENSES ...................................   115,514      55,699      (10,904)       160,309
                                                         ---------     -------      -------       --------
Income before gains on sale of assets ..................    21,636      (2,702)      10,472         29,406
                                                         ---------     -------      -------       --------
Gains on sale of assets ................................      --         1,320       (1,320)(M)       --

Income before minority interest in operating
  partnership income ...................................    21,636      (1,382)       9,152         29,406
                                                         ---------     -------      -------       --------
Minority interest in operating partnership income ......     3,419        --            727(N)       4,146
                                                         ---------     -------      -------       --------
Net income .............................................    18,217      (1,382)       9,425         25,260
                                                         ---------     -------      -------       --------
Dividend on preferred shares ...........................     4,750        --          7,200(O)      11,950
                                                         ---------     -------      -------       --------
Net income available for common shareholders ........... $  13,467     $(1,382)     $ 1,225       $ 13,310
                                                         =========     =======      =======       ========
Net income per common share ............................                                           $  0.73(P)
                                                         =========     =======      =======       ========

PRO FORMA ADJUSTMENTS:
(A)  See MAAC Pro Forma below.

(B) Reflects the historical combined statement of operations of FPG for the year ended December 31, 1996. Certain reclassifications have been made to FPG's historical statement of operations to conform to MAAC's presentation. Subsequent to the reorganization, MAAC expects to incur prepayment penalties of approximately $7,620 on mortgages and notes payable of FPG which are expected to be prepaid. These nonrecurring costs will be charged to operations as an extraordinary item when incurred. Such amounts have not been included in the Pro Forma Condensed Combined Statement of Operations.

(C) MAAC may issue additional shares of Common Stock having a value of up to $7,500,000 if certain agreed upon conditions are satisfied during calendar years 1998, 1999 and 2000. When and if issued, the Contingent Value Shares will be recorded as additional purchase consideration based upon the fair value of the Common Stock at the date of issuance. The amount of the amortization charge related to the Contingent Value Shares potentially issuable by MAAC has not been included in the Pro Forma Condensed Combined Statement of Operations.

(D) Represents the elimination of income recognized on a construction contract between MAAC and FPG.

(E) Represents the elimination of nonrecurring income recognized by FPG during 1996 related to dividends on trading securities ($34) and distributions from the Section 42 interests which are expected to be disposed of prior to the Reorganization ($262).

(F)  Represents elimination of certain administrative fees of FPG.

(G) Represents depreciation related to the increase in the cost of FPG properties resulting from the application of the purchase method of accounting.

(H) Represents reductions in general and administrative expenses as a result of the Reorganization due to decreases in professional fees ($105), and a decrease in executive compensation and certain employee benefit costs ($724).

(I) Represents the net reduction in interest and credit enhancement costs associated with the expected prepayment of certain FPG mortgage and notes payable ($16,283) net of interest on additional borrowings under the New Credit Facilities of $5,025.

(J) Represents amortization of historical deferred financing costs of FPG which were eliminated in connection with applying the purchase method of accounting ($449), net of the amortization of the deferred financing costs on new debt which is expected to be incurred of $134.

(K) Represents elimination of accounting, legal and other costs incurred in connection with a proposed public offering of FDC common stock which was abandoned during 1997.

(L) Represents the estimated additional income tax expense for the operation of Mid-America Services Corporation, a subsidiary of MAALP to be organized in connection with the Reorganization for the purpose of conducting third -party service businesses (the "Service Sub").

(M) Represents the elimination of nonrecurring income of FPG on the sale of trading securities ($1,058) and on the liquidation of a single property partnership ($262).

(N) Represents the change in minority interest in the MAALP income as a result of the Reorganization, the Common Stock Offering, and a property acquisition where Class A Common Units were issued.

(O) Represents dividends on 3,200,000 shares of preferred stock which are expected to be issued in the Preferred Stock Offering.

(P) Pro Forma net income available per common share is based on 18,275 shares outstanding during the period and Pro Forma net income available for common shareholders. Extraordinary expenses related to debt financings have been excluded from the calculation of Pro Forma net income available for common shareholders.

MID - AMERICA APARTMENT COMMUNITIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996

(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

                                                                                   ADJUSTMENTS
                                                              ---------------------------------------------------------
                                                  MAAC          COMPLETED         PROBABLE                                 MAAC
                                               HISTORICAL(Q)  ACQUISITIONS(R)  ACQUISITIONS(S) DISPOSITIONS(T)   OTHER   PRO FORMA
                                               -------------  ---------------  --------------- ---------------   ------  ---------
REVENUES:
Property
  Rental .....................................   $110,090       $23,186           $3,642         $(2,327)      $   --     $134,591
  Other ......................................      1,060           735              104             (72)          --        1,827
Miscellaneous ................................        732          --               --              --             --          732
                                                 --------       -------           ------         -------       --------   --------
      TOTAL REVENUES .........................    111,882        23,921            3,746          (2,399)          --      137,150

EXPENSES:
  Personnel ..................................     11,702         2,237              331            (326)          --       13,944
  Building repairs/maintenance, utilities,
    landscaping, and other operating .........     19,226         3,846              739            (593)          --       23,218
  Real estate taxes and insurance ............     11,642         2,442              491            (201)          --       14,374
  Depreciation and amortization - real
    estate assets ............................     21,288          --               --              (519)         5,376(U)  26,145
  Depreciation and amortization - non real
    estate assets ............................        155          --               --                (3)            38(V)     190
  General and administrative .................      6,154          --               --              --              758(W)   6,912
  Interest ...................................     25,766          --               --              --            4,226(X)  29,992
  Amortization of deferred financing costs ...        661          --               --              --               78(Y)     739
                                                 --------       -------           ------         -------       --------   --------
      TOTAL EXPENSES .........................     96,594         8,525            1,561          (1,642)        10,476    115,514
                                                 --------       -------           ------         -------       --------   --------
Income before gain on disposition of
  properties .................................     15,288        15,396            2,185            (757)       (10,476)    21,636

Gain on dispositions of properties ...........      2,185          --               --              --           (2,185)(Z)   --
                                                 --------       -------           ------         -------       --------   --------
Income before minority interest in
  operating partnership ......................     17,473        15,396            2,185            (757)       (12,661)    21,636
                                                 --------       -------           ------         -------       --------   --------
Minority interest in operating partnership
  income .....................................      3,213          --               --              --              206(AA)  3,419
                                                 --------       -------           ------         -------       --------   --------
Net income ...................................     14,260        15,396            2,185            (757)       (12,867)    18,217
                                                 --------       -------           ------         -------       --------   --------
Dividend on preferred shares .................        990          --               --              --            3,760(AB)  4,750
                                                 --------       -------           ------         -------       --------   --------
Net income available for common shareholders .  $  13,270       $15,396           $2,185         $  (757)      $(16,627)  $ 13,467
                                                 ========       =======           ======         =======       ========   ========

MAAC PRO FORMA ADJUSTMENTS:
(Q) Reflects the historical consolidated statement of operations of MAAC for the year ended December 31, 1996.

(R) Represents historical operating revenues and expenses from January 1, 1996 to the earlier of the acquisition date or December 31. 1996 for the 1996 Completed Acquisitions and the 1997 Completed Acquisitions.

(S) Represents historical operating revenues and expenses for the year ended December 31, 1996 for the 1997 Probable Acquisitions.

(T) Represents historical operating revenues and expenses for the year ended December 31, 1996 Dispositions subsequent to January 1, 1996.

(U) Represents real estate depreciation and amortization resulting from the Completed Acquisitions and the 1997 Probable Acquisitions.

(V) Represents non-real estate depreciation and amortization resulting from the Completed Acquisitions and the 1997 Probable Acquisitions.

(W) Represents anticipated additional costs to operate MAAC resulting from property acquisitions, net of anticipated savings resulting from the Dispositions.

(X) Represents interest costs related to mortgage debt incurred or assumed in connection with the Completed Acquisitions and the 1997 Probable Acquisitions, net of reductions in interest expense resulting from the repayment of mortgage debt in connection with the Dispositions.

(Y) Represents amortization of deferred financing costs incurred in connection with the financing of Completed Acquisitions and the 1997 Probable Acquisitions.

(Z)  Represents the elimination of nonrecurring gain on Dispositions.

(AA) Represents the change in the minority interest in income of MAALP during the period.

(AB) Represents dividends on the Series A Preferred Stock issued during 1996.